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                                                                  EXHIBIT 23(ii)




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 5, 1998, accompanying the consolidated financial statements included in the Annual Report of Simulations Plus, Inc. on Form 10-KSB for the year ended August 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Simulations Plus, Inc. on Form S-3 and to the use of our name as it appears under the caption "Experts."


/s/ Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, CA
February 18, 1999